ITEM 77C - SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
FEDERATED PREMIER INTERMEDIATE MUNICIPAL INCOME FUND
An Annual Meeting of Fund shareholders (Common Shares and Preferred Shares)
 was held on September 23, 2005. On July 13, 2005, the record date for shareholders voting at the meeting, there were 6,951,863 total outstanding shares. The following item was considered by shareholders and the results of their voting are listed below. Unless otherwise noted, each matter was approved.
ELECTION OF FOUR CLASS II TRUSTEES - COMMON SHARES AND PREFERRED SHARES:
1. J. Christopher Donahue
For

Withheld
Authority
to Vote
6,601,626

189,908
2. Nicholas P. Constantakis
For

Withheld
Authority
to Vote
6,605,626

185,908
3. John F. Cunningham
For

Withheld
Authority
to Vote
6,606,626

184,908
4. Marjorie P. Smuts
For

Withheld
Authority
to Vote
6,601,422

190,112

An Annual Meeting of Fund shareholders (Preferred Shares) was held on September 23, 2005. On July 13, 2005, the record date for shareholders voting at the meeting, there were 2,441 outstanding
Preferred Shares. The following item was considered by shareholders and the results of their voting are listed below. Unless otherwise noted, each matter was approved.
ELECTION OF TWO TRUSTEES - PREFERRED SHARES ONLY:
1. Peter E. Madden
For

Withheld
Authority
to Vote
2,373

0
2. John S. Walsh
For

Withheld
Authority
to Vote
2,373

0
The following Trustees of the Fund continued their terms as Trustees of the Fund: John F. Donahue, Thomas G. Bigley,
John T. Conroy, Jr., Lawrence D. Ellis, M.D., Charles F. Mansfield, Jr., and John E.
Murray, Jr., J.D.


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